Exhibit 10.03

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

October 7, 2009

Amyris Fuels, LLC

5885 Hollis St., Suite 100

Emeryville, CA 94608

Attention:	Jeri Hilleman, CFO, Amyris Biotechnologies, Inc.
Tom Krivas, Vice President, Risk Management, Amyris Biotechnologies, Inc.

Re:	Amendment to Uncommitted Facility Letter

Ladies and Gentlemen:

We refer to the Uncommitted Facility Letter, dated as of November 25, 2008 (as amended, the “Uncommitted Facility Letter”), between BNP Paribas (the “Bank”) and Amyris Fuels, LLC (the “Borrower”). Unless otherwise defined, capitalized terms used in this Amendment to Uncommitted Facility Letter (this “Amendment”) have the meanings provided for in the Uncommitted Facility Letter.

Each of the undersigned hereby agrees that, effective as of the date hereof, the Uncommitted Facility Letter shall be amended as follows:

1.	The section entitled “Maximum Amount” of the Uncommitted Facility Letter is hereby amended by (a) deleting the reference to “$35,000,000” in the first sentence and inserting in lieu thereof “$20,000,000”; and (b) deleting the reference to $10,000,000” under the subheading Letters of Credit Sublimit and inserting in lieu thereof “$5,700,000”; and

2.	The section entitled “Financial Condition” of the Uncommitted Facility Letter is hereby amended by deleting the reference to “[*]” in each of clauses (a) and (b) with respect to Minimum Tangible Net Worth and Minimum Tangible Working Capital and inserting in lieu thereof “[*]”.

3.	The section entitled “Notification” is hereby amended by changing the Collection Account, previously at Wells Fargo, with the following:

[*] ABA No. [*] For Further Credit to: Amyris Fuels, LLC A/C No: [*]

4.	The section entitled “Minimum Compensation Fee” is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the uncommitted nature of the facility outlined herein, the Obligor recognizes that the Bank incurs administrative and other costs in maintaining, monitoring and operating this uncommitted facility for the Obligor and expects to receive annual compensation from the facility in an amount at least equal to the Base

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amount (as defined herein). In the event that, for any period of 12 months commencing with date of this agreement (or portion thereof during which this uncommitted facility is in place and is either available to the Borrower to request Accommodations or Accommodations remain outstanding), Cumulative Compensation (as defined herein) earned and paid to the Bank by the Obligor does not equal the Base Amount, then, in consideration for the Bank maintaining this uncommitted facility, the Obligor agrees to pay the Bank the Minimum Compensation Fee (as defined herein).

Accordingly, on November 28, 2009 and each anniversary thereafter (or the date of any termination or expiration of the uncommitted facility hereunder), the Bank and the Obligor shall calculate the amount of Cumulative Compensation received by the Bank from the Obligor from the beginning of such 12 month period to the end of such 12 month period (or the date of any termination or expiration of the uncommitted facility hereunder). If the amount of Cumulative Compensation received by the Bank for the period in question is less than the Base Amount, the Obligor shall pay to the Bank a fee equal to the difference between such Cumulative Compensation and the Base Amount (the amount of such difference being the “Minimum Compensation Fee”) within five days after calculation of the Cumulative Compensation.

The Obligor acknowledges that neither the payment of any Minimum Compensation Fee nor the Obligor’s obligation to do so shall require the Bank to maintain the uncommitted facility or to agree to provide any, or any minimum number of, Accommodations to the Obligor.

As used herein, the following terms have the meanings set forth below:

“Base Amount” means [*] for the 12 month period from November 28th of any year to November 27th of the following year (or a pro-rated portion of [*] corresponding to that portion of any 12 month period that the Bank’s uncommitted facility was in place).

“Cumulative Compensation” means the annual aggregate amount of compensation earned and paid to the Bank in 12 month period from this uncommitted facility from Letter of Credit commissions, interest on Advances (calculated on the margin collected over the Bank’s Cost of Funds or the Bank’s Prime Rate with respect such Advances as determined by the Bank), Administrative Fee and monthly wire transfer fees. Cumulative Compensation shall not include the Origination Fee or the Documentation Fee, but shall include the monthly Administrative Fee. In the event of any difference between the Bank’s and the Obligor’s calculations of Cumulative Compensation, the Bank’s calculation of Cumulative Compensation shall be conclusive absent manifest error.”

This Amendment is executed pursuant to the Uncommitted Facility Letter and shall be construed, administered and applied in accordance with all of the terms and provisions of the Uncommitted Facility Letter.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

This Amendment shall not become effective until each of the following conditions precedent have been satisfied by you in our reasonable satisfaction:

1.        We have received fully executed original counterparts of this Amendment.

2.        Secretary’s Certificate certifying that the Board Resolutions remain in full force and effect, authorize the amendments made pursuant to this Amendment, and the incumbency of the signers to this Amendment.

3.        The Guarantor shall have confirmed its agreement to this Amendment and ratified its Guaranty by signing in the spaces provided below.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES).

Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Uncommitted Facility Letter shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and are hereby ratified, confirmed and remade as of the date hereof. The modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, consent to or modification of any other term or provision of the Uncommitted Facility Letter or of any term or provision of any other instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other person which would require the consent of the Bank under the Uncommitted Facility Letter or any such other instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Sincerely,

BNP PARIBAS

By:	/s/ Christine Dirringer

Name:	Christine Dirringer

Title:	Director

By:	/s/ Keith Cox

Name:	Keith Cox

Title:	Managing Director

We confirm our agreement to the foregoing:

AMYRIS FUELS, LLC

By:	/s/ Tamara Tompkins

Name:	Tamara Tompkins

Title:	Secretary

Agreed to and acknowledged by Guarantor:

AMYRIS BIOTECHNOLOGIES, INC.

By:	/s/ Jeryl Hilleman

Name:	Jeryl Hilleman

Title:	CFO

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